UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2007

WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

     228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)

  (504) 586-7272
(Registrant’s Telephone Number, including Area Code)

___________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2007, the Board of Directors (the “Board”) of Whitney Holding Corporation (the “Company”) promoted John C. Hope III, currently Executive Vice President of the Company, to the position of President and Chief Operating Officer and designated him to succeed William L. Marks as Chief Executive Officer. Mr. Marks will remain Chairman of the Board until his expected retirement in March 2008. In addition, the Board promoted R. King Milling, currently President of the Company, to the position of Vice Chairman of the Board. A copy of the news release announcing these changes is furnished herewith as Exhibit 99.1.

In connection with Mr. Hope’s promotion and new responsibilities, the Compensation and Human Resources Committee of the Board approved an increase in his annual base salary to $500,000 and an increase in the maximum annual cash bonus opportunity available to him under the Company’s Executive Compensation Plan to 85% of his base salary. Mr. Hope will also be provided with a Company automobile or a car allowance, a $40,000 relocation bonus for miscellaneous expenses, and temporary housing for up to 6 months in addition to the Company’s normal relocation plan benefits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 News Release dated March 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:	/s/ Thomas L Callicutt, Jr.______
Thomas L. Callicutt, Jr.
Executive Vice President
and Chief Financial Officer

Date: March 28, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated March 28, 2007